Exhibit 3.1

Delaware   Page 1
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WMLG HOLDING INC..", FILED IN THIS OFFICE ON THE SEVENTH DAY OF

AUGUST, A,D. 2008, AT 1:59 O'CLOCK P,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4309246 8100 080855076	[SEAL]	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6782278 DATE: 08-08-08

State of Delaware
Secrets of State Division of Corporations
Delivered 02:04 PM 08/07/2008 FILED 01:59 PM 08/07/2008
SRV 080855076 - 4309246 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is WLMG HOLDING INC.

2.	Its registered office in the State of Delaware is located at
2711 Centerville Road, Suite 400 Street, City of Wilmington
Zip Code 19808 County of New Castle the name of its registered agent is Corporation Service Company
3.	The date the Certificate of Incorporation was filed in Delaware was 2/28/2007
4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 02 day of July, 2008
same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5.	This corporation was duly organized and carried on the business authorized by its charter until the 03 day of July A.D. 2008

at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

    IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this7th day of August  A.D.  2008.

By: /S/ Steve Mitchem
Authorized Officer

Name: Steve Mitchern

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